Exhibit 23.2

INDEPENDENT AUDITORS’ CONSENT

We consent to the use in this Registration Statement of InterVideo, Inc. on Form S-1 of our report dated March 19, 2001, related to the Audio/Video Products Division of Formosoft International Inc. (AVPD), appearing in the Prospectus, which is part of this registration statement. We also consent to the reference to us under the heading “Experts” in such Prospectus.

/s/    TN Soong & Co.
An Associate Member Firm of Deloitte Touche Tohmatsu effective April 22, 2002
(Formerly a Member Firm of Andersen Worldwide, S.C.)
Taipei, Taiwan, the Republic of China

January 30, 2003